 EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned Directors and Officers of The Black & Decker Corporation (the “Corporation”), hereby constitute and appoint Nolan D. Archibald, Stephen F. Reeves and Charles E. Fenton, and each of them, with power of substitution, our true and lawful attorneys-in-fact with full power to sign for us, in our names and in the capacities indicated below, the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, and any and all amendments thereto.

/s/ NOLAN D. ARCHIBALD	Director, Chairman, President	February 11, 2010
Nolan D. Archibald	and Chief Executive Officer
(Principal Executive Officer)

/s/ NORMAN R. AUGUSTINE	Director	February 11, 2010
Norman R. Augustine

/s/ BARBARA L. BOWLES	Director	February 11, 2010
Barbara L. Bowles

/s/ GEORGE W. BUCKLEY	Director	February 11, 2010
George W. Buckley

/s/ M. ANTHONY BURNS	Director	February 11, 2010
M. Anthony Burns

/s/ KIM B. CLARK	Director	February 11, 2010
Kim B. Clark

/s/ MANUEL A. FERNANDEZ	Director	February 11, 2010
Manuel A. Fernandez

/s/ BENJAMIN H. GRISWOLD, IV	Director	February 11, 2010
Benjamin H. Griswold, IV

/s/ ANTHONY LUISO	Director	February 11, 2010
Anthony Luiso

/s/ ROBERT L. RYAN	Director	February 11, 2010
Robert L. Ryan

/s/ MARK H. WILLES	Director	February 11, 2010
Mark H. Willes

/s/ STEPHEN F. REEVES	Senior Vice President and	February 11, 2010
Stephen F. Reeves	Chief Financial Officer
(Principal Financial Officer)

/s/ CHRISTINA M. MCMULLEN	Vice President and Controller	February 11, 2010
Christina M. McMullen	(Principal Accounting Officer)